UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

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COCA-COLA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	. Regulation FD Disclosure
Today, Coca-Cola Enterprises, Inc. (CCE) presented to the Consumer Analyst Group of New York Conference in Boca Raton, Florida, and reaffirmed previously disclosed 2011 guidance including full year earnings per common share in a range of $1.95 to $2.00, revenue growth in a mid single-digit range, and operating income growth in a mid to high single-digit range.  This outlook is comparable, currency neutral, and based on 2010 pro forma financials.

The company also affirmed free cash flow of approximately $425 million, with capital expenditures of approximately $400 million.  Weighted average cost of debt is expected to be approximately 3 percent, and the effective tax rate for 2011 is expected to be in a range of 26 percent to 28 percent.

CCE also affirmed it plans to complete a share repurchase program of approximately $1 billion by the end of first quarter, 2012. As part of this program, CCE purchased $200 million of its shares during the fourth quarter 2010.  This plan is subject to changes based on economic, operating, or other factors, including acquisition opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)
Date: February 25, 2011	By:	/s/ John R. Parker
	Name:	John R. Parker
	Title:	Senior Vice President, General Counsel

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